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FOR IMMEDIATE RELEASE

CONTACTS:

George Migausky BioVeris Corporation (301) 869-9800, ext. 2013	Jonathan Fassberg (investors) The Trout Group (212) 477-9007, ext. 16	Paul Caminiti or Andrew Cole (media) Citigate Sard Verbinnen (212) 687-8080

BIOVERIS: SECOND COMPLAINT FILED AGAINST MESO SCALE DIAGNOSTICS

GAITHERSBURG, MD, July 16, 2004 — BioVeris Corporation (NASDAQ: BIOV) announced today that a second litigation against Meso Scale Diagnostics, LLC (MSD), Meso Scale Technologies, LLC (MST) and Jacob Wohlstadter in the Court of Chancery of the State of Delaware has been filed. The action alleges, among other things, breach of fiduciary duty and contract, and seeks relief including the dissolution of MSD and the appointment of a liquidating trustee.

As BioVeris had previously reported, in June 2004, prompted by the discovery of a series of transactions undertaken by MSD involving the actual or proposed purchase of residential real property and luxury automobiles, BioVeris commenced litigation against MSD, MST and Jacob Wohlstadter (first lawsuit). The transactions were entered into by MSD upon Jacob Wohlstadter’s sole approval and without BioVeris’s knowledge.

In the first lawsuit, the Court of Chancery of the State of Delaware ordered that, pending the court’s final determination of the lawsuit, the BioVeris representative on the MSD Board of Managers shall remain on the MSD Board of Managers and that MSD shall not engage in any transaction outside the ordinary course of business which has a value in excess of $10,000 without the approval of both members of the MSD Board of Managers.

Jacob Wohlstadter has since personally reimbursed MSD with respect to the real property and automobile transactions that had been consummated and assumed MSD’s purchase obligations with respect to a prospective real property purchase.

On July 6, 2004, BioVeris entered into an agreement with MSD, MST and Jacob Wohlstadter pursuant to which it was agreed that the first lawsuit would be stayed, that the parties would not file new litigation against each other, and that the valuation process in connection with MST’s and MSD’s right to purchase the BioVeris’s interest in MSD would be stayed. This stay agreement was intended to permit the parties to engage in substantive negotiations to resolve the disputed matters and in order to permit BioVeris to finalize its Form 10-K. This stay agreement terminated automatically on July 13, 2004 because MSD’s representation letters to the auditors of MSD were not executed.

Separate from the first lawsuit, the Audit Committee of the BioVeris Board of Directors retained an independent special counsel to investigate whether BioVeris management had any prior knowledge of the real property and automobile transactions of MSD described above. This special counsel has completed its investigation and issued a report to the Audit Committee that BioVeris management had no prior knowledge of the MSD transactions. In addition, BioVeris has been informed by the staff of the Securities and Exchange Commission that it has commenced an informal inquiry as to certain issues relating to MSD.

BioVeris is an international health care company dedicated to the commercialization, directly and through collaborations and alliances, of innovative, technology-based products and services intended to improve the quality of life. The Company applies its expertise in biotechnology, detection systems, and clinical diagnostics to the development of new and proprietary products and pursues collaborative arrangements to identify new health care product opportunities, accelerate product development, and enhance its global capabilities and competitiveness. BioVeris is headquartered in Gaithersburg, Maryland. More information about the company can be found at www.bioveris.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris’ future financial performance. All statements in this press release that are not historical facts, including any statements about the pending litigation with MSD and the filing of the Company’s Form 10-K are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management’s current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in BioVeris’ strategy and business plans; BioVeris’ ability to develop and introduce new or enhanced products; and changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris’ ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the BioVeris’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s web site at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris’ SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.